THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF BIO NITROGEN CORPORATION (THE “CORPORATION”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT; OR (E) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM OR DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (E) ABOVE, A WRITTEN CERTIFICATION OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, ACTING REASONABLY, WHICH MAY INCLUDE, A LEGAL OPINION TO BE PROVIDED TO THE CORPORATION.

BIO NITROGEN CORPORATION

Convertible Debenture

Due June 30, 2013

RECITALS:

1.	Bio Nitrogen Corporation (the “Corporation”) is indebted to [Insert Name of Holder] of [Insert Address] (the “Holder”) in an amount equal to $[●] (the “Principal Amount”) together with interest thereon and other indebtedness of the Corporation to the Holder as set forth herein;

2.	The Holder has requested and the Corporation has agreed to grant this debenture (“Debenture”) as general and continuing security for the full and timely payment and performance of the obligations of the Corporation hereunder, including but without limitation, the repayment of the Principal Amount together with interest as described herein;

THIS DEBENTURE WITNESSETH THAT:

Article 1
INTERPRETATION

1.1	Definitions. In this Debenture, unless the context otherwise requires, the following words and phrases will have the meanings set forth below:

(a)	“Common Shares” means common shares in the capital of the Corporation;

(b)	“Control” or “Controlled” means, with respect to any corporation, the ownership, beneficially and legally, of voting securities in the capital of such corporation, to which are attached more than fifty percent (50%) of the votes that may be cast to elect the directors of such corporation and such votes are sufficient (and are exercised) to elect a majority of the directors thereof;

(c)	“Conversion Notice” means the conversion notice form attached hereto as Schedule “A”;

(d)	“Conversion Price” means the price at which the Principal Amount is convertible into Common Shares as more particularly described in Section 5.1 hereof;

(e)	“Corporation” means Bio Nitrogen Corporation and its permitted successors and assigns;

(f)	“Current Market Price” of a Common Share at any date means

(i)	the price per share equal to the weighted average trading price at which the Common Shares have traded on any stock exchange on which the Common Shares are then listed, for the 20 consecutive Trading Days ending 5 Trading Days prior to such date, or

(ii)	if the Common Shares are not then listed on any stock exchange, then on the over-the-counter market with the weighted average price per Common Share being determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said 20 consecutive Trading Days by the aggregate number of Common Shares so sold, or

(iii)	if the Common Shares are not then traded on any recognized market or exchange, the price per share as determined by such firm of independent chartered accountants (that qualifies as a big four accounting firm) as may be selected by the directors of the Corporation, acting reasonably.

(g)	“director” means a director of the Corporation for the time being and “directors” or “board of directors” means the board of directors of the Corporation;

(h)	“dollars” or “$” means lawful currency of the United States of America and all references to cash or money shall mean dollars in lawful currency of the United States of America;

(i)	“Holder” means the person or entity as set forth and described on the face page hereof, or the persons or entities in whose name this Debenture shall be registered from time to time on the books of the Corporation, kept for that purpose in accordance with the terms of this Debenture;

(j)	“Maturity Date” means June 30, 2013;

(k)	“obligations” shall mean any and all present and future indebtedness and all performance obligations which may at any time be due and owing by the Corporation to the Holder under this Debenture and all other agreements, instruments and documents now or hereafter executed by or on behalf of the Corporation with respect to any of the foregoing, or any of the transactions contemplated thereby, whether now in existence or incurred hereafter, whether incurred directly or incurred by others and assumed by the Corporation, whether such indebtedness is absolute or contingent, matured or unmatured, direct or indirect, and whether the Corporation is liable for such indebtedness as principal, surety, endorser or otherwise;

(l)	“Principal” or “Principal Amount” means the amount set forth on the face page hereof or such part thereof which remains outstanding and unpaid from time to time;

(m)	“Subscription Agreement” means the Subscription Agreement dated as of the date hereof, between the Holder and the Corporation whereby the Holder agreed to subscribe for the Debenture; and

(n)	“Trading Day” with respect to a stock exchange means a day on which such stock exchange is open for business and with respect to the over-the-counter market means a day on which the over-the-counter market is open for business.

1.2	Time. Time is of the essence hereof.

1.3	Governing Law. The laws of the State of Florida will govern all matters arising under this Debenture.

1.4	Headings. The division of this Debenture into sections, sub-sections, clauses, sub clauses, and paragraphs in the provisions of headings for all or any thereof is for convenience or reference only and not for the construction or interpretation of this Debenture.

1.5	Gender and Number. This Debenture shall be read with changes to number and gender as the context so requires.

1.6	Invalidity. If a provision of this Debenture is wholly or partially invalid, this Debenture shall be interpreted as if the invalid provision had not been a part hereof.

Article 2
REPAYMENT

2.1	Promise to Pay.

(a)	The Corporation hereby acknowledges itself indebted and promises to pay to the Holder the Principal Amount, together with all accrued and unpaid Interest thereon, in lawful money of the United States of America, on the Maturity Date and in the meantime promises to pay Interest on the Principal Amount at the rate and times as hereinafter set forth. Should the Corporation at any time make default on its obligations or in the payment of any part or all of the Principal Amount or Interest or any other amount hereunder, then the Corporation shall pay Interest on the amount in default both before and after judgment at an incremental of 3% over the Interest Rate.

(b)	Upon at least 30 days and not more than 60 days prior written notice, the Corporation may satisfy its obligation to pay the Principal Amount due on the Maturity Date, in whole or in part, by issuing freely tradable Common Shares of the Corporation to the Holder at a price per share equal to the result of dividing the Principal Amount by the lower of (i) the Conversion Price or (ii) 80% of the Current Market Price of the Common Shares on the Maturity Date.

2.2	Interest.

(a)	Subject to Section 2.2(b), interest (“Interest”) shall be payable on the outstanding balance of the Principal Amount at the rate equal to twelve percent (12%) per annum (“Interest Rate”), calculated and payable semi-annually, in arrears (on or before that date that is 14 days following each semi-annual anniversary of the date hereof), including Interest payable on overdue Interest at the same rate, calculated in dollars from and including the date of this Debenture to and including the Maturity Date. On the Maturity Date, the Principal Amount then outstanding and all Interest and other amounts owing hereunder, shall become immediately due and payable by the Corporation to the Holder in full.

(b)	Interest shall be calculated and paid annually for the term of the Debentures. Interest will be computed on the basis of a 365 day year. When this Interest becomes due hereunder, the Corporation will pay such Interest as contemplated by Section 2.2(a).

(c)	The Corporation, in its discretion, may satisfy its obligation to pay Interest on the outstanding balance of the Principal Amount in cash or by issuing Common Shares of the Corporation to the Holder at a price per share equal to 80% volume-weighted average trading price of the Common Shares for the 10 Trading Day immediately preceding the applicable semi-annual interest payment date, or such higher price as any regulatory body shall require (“Interest Share Price”). The number of Common Shares issuable to the Holder shall be equal to value of the semi-annual Interest payment divided by 80% of the applicable Interest Share Price (subject to any adjustments required under Section 5.6) and forthwith, and in any event within two days after the due date for such Interest Payment, the Corporation shall deliver or cause to be delivered to the Holder, its nominee(s) or assignee(s), a certificate or certificates representing such number of Common Shares.

2.3	Surrender. If any Principal Amount becomes payable by prepayment or otherwise before the Maturity Date as provided herein, the person presenting this Debenture for payment must surrender this Debenture for cancellation or for notation thereon of the Principal Amount thereof being paid.

2.4	Order of Payment. The Holder shall, and the Corporation hereby irrevocably authorizes the Holder to, apply all payments made by the Corporation against the Principal Amount, Interest thereon and other monies which are payable by the Corporation under this Debenture in the following order:

(a)	Interest payable hereunder, and

(b)	Principal Amount.

Article 3
Prepayment.

3.1	Definitions. In this Article 3, the following words and phrases have the meanings set forth below:

(a)	“Fully Diluted Basis” means that, for purposes of any calculation with respect to Common Shares or the number of votes eligible to be cast at a meeting of shareholders of the Corporation by the holders of outstanding Common Shares, all outstanding securities which are convertible into or exercisable or exchangeable for Common Shares, are assumed to be so converted, exercised or exchanged; and

(b)	“Prepayment Price” means the outstanding Principal Amount of this Debenture, unless the Corporation elects to prepay only a portion of the Principal Amount outstanding, and in such case, such elected portion of the Principal Amount, plus all accrued and unpaid Interest.

3.2	Right of Prepayment. The Corporation may prepay this Debenture in whole or in part, at the Prepayment Price, at the Corporation’s sole option on not more than 60 days’ and not less than 30 days’ prior notice, provided that the Current Market Price of the Common Shares is not less than $0.80.

3.3	Notice of Prepayment. Whenever any portion of the Principal Amount is to be prepaid, the Corporation shall give notice of prepayment (a “Prepayment Notice”) to the holder of this Debenture on not more than 60 days and not less than 30 days’ prior to the Prepayment Date (as defined herein). Every Prepayment Notice shall specify the date on which prepayment of this Debenture is to be made (the “Prepayment Date”), the Prepayment Price, and the place or places where payment may be made (“Place of Payment”). The Prepayment Notice shall also state:

(a)	that the Prepayment Price will be paid to the Holder upon presentation of the Debenture at the Place of Payment; and

(b)	that Interest upon the Principal Amount of the Debenture so called for prepayment shall cease to be payable from and after the Prepayment Date,

provided always that the accidental omission to mail any such Prepayment Notice to or the non-receipt of any such Prepayment Notice by any such Holder or Holders shall not invalidate or otherwise prejudicially affect the prepayment contemplated thereby.

3.4	Prepayment Price Due.

(a)	Upon delivery of a Prepayment Notice, the Principal Amount so called for prepayment shall thereupon be and become due and payable on the specified Prepayment Date in the same manner and with the same effect as if it were the date of maturity specified herein, anything herein to the contrary notwithstanding.

(b)	Notwithstanding anything to the contrary in this Article, upon at least 30 days and not more than 60 days prior written notice, the Corporation may satisfy its obligation to pay the Prepayment Price by issuing freely tradable Common Shares of the Corporation to the Holder at a price per share equal to 90% of the Current Market Price of the Common Shares on the Prepayment Date.

3.5	Cancellation of Interest Prepaid Portion. From and after a Prepayment Date, if the moneys necessary to redeem such portion of the Principal Amount, in whole or in part have been provided to the Holder, subject to Section 2.2, Interest upon the Principal Amount of this Debenture prepaid shall cease from such Prepayment Date.

3.6	Cancellation upon Prepayment. All Debentures prepaid in full pursuant to this Article shall forthwith be cancelled.

Article 4
Change of Control and key person event

4.1	Definitions. In this Article 4, the following words and phrases have the meanings set forth below:

(a)	“Adjusted Conversion Price” means the price per Common Share equal to 80% of the Conversion Price.

(b)	“Adjusted Repayment Price” means the entire Principal Amount of the Debenture then outstanding together with all accrued and unpaid interest plus a premium of 25% of the entire Principal Amount.

(c)	“Change of Control Event” means the consummation of any transaction (whether by purchase, merger or otherwise) whereby a person or persons acting jointly or in concert directly or indirectly acquires the right to cast, at a general meeting of shareholders of the Corporation, more than 50% of the votes that may ordinarily be cast at a general meeting.

(d)	“Key Person Event” means any event whereby Carlos A. Contreras Sr., ceases to be president, chief executive officer, chairman of the board of the Corporation or otherwise ceases to be actively engaged in the operations, business and affairs of the Corporation.

4.2	Offer to Repay or Convert. If a Change of Control Event or a Key Person Event has occurred with respect to the Corporation prior to the Maturity Date, the Corporation shall within 10 days of such event deliver a written offer (“Notice”) to the Holder to either, at the Holder’s option:

(a)	repay the entire Adjusted Repayment Price (“Offer to Repay”); and

(b)	convert the entire Principal Amount then outstanding together with all accrued and unpaid interest into Common Shares at the Adjusted Conversion Price (“Offer to Convert”).

4.3	Options of the Holder

(a)	The Holder shall be entitled to accept either of the offers contained in the Notice within 20 days of its receipt or deemed receipt by the Holder (the “Acceptance Period”).

(b)	If the Holder Accepts the Offer to Repay, the Corporation shall repay the Adjusted Repayment Price, by certified cheque, money order or other immediately available funds, to the Holder or as the Holder may direct, within 15 days of the receipt or deemed receipt of the Holder’s acceptance by the Corporation. Upon repayment of the Principal Amount, the Holder shall surrender this Debenture for cancellation.

(c)	If the Holder accepts the Offer to Convert, upon surrender of this Debenture the Corporation, the Holder and subject to compliance with all reasonable requirements of the Corporation, its nominee(s) or assignee(s), shall be entitled to be entered in the books of the Corporation as at the last date of the Acceptance Period, as the holder of the number of Common Shares which is equal to the Principal Amount, together with all accrued and unpaid interest, divided by the Adjusted Conversion Price (subject to any adjustments required under Section 5.6) and forthwith, and in any event within two days, thereafter the Corporation shall deliver or cause to be delivered to the Holder, its nominee(s) or assignee(s), a certificate or certificates representing the number of Common Shares into which this Debenture is converted.

(d)	If the Holder does not accept either the Offer to Repay or the Offer to Convert within the Acceptance Period, the Holder shall be deemed to have accepted the Offer to Convert on the last day of the said Acceptance Period, and the provisions of Section 4.3(b) shall apply.

Article 5
CONVERSION OF DEBENTURE

5.1	Right of Conversion. The Holder shall have the right, at its option, at any time and from time to time, including the period during which the Holder has received a Prepayment Notice, and prior to 5:00 p.m. on the Maturity Date (such time and date in this Debenture being referred to as the “Time of Expiry”) in the manner hereinafter in this Debenture provided, to convert (subject to adjustment as provided herein) the Principal Amount and all accrued and unpaid Interest, in whole or in part, into Common Shares at the conversion price of $0.03 per Common Share (the “Conversion Price”), provided that the Corporation receives Conversion Notice from the Holder of the Holder's election to so convert.

5.2	Surrender of Debenture. A conversion of the Principal Amount will be effected by the surrender of this Debenture in satisfaction of all or part of the Principal Amount so converted, at any time during usual business hours at the offices of the Corporation, accompanied by a duly completed and executed Conversion Notice.

5.3	Certificates. Upon surrender of this Debenture, the Holder and subject to compliance with all reasonable requirements of the Corporation, its nominee(s) or assignee(s), shall be entitled to be entered in the books of the Corporation as at the Conversion Date (as hereinafter defined) as the holder of the number of Common Shares into which this Debenture is convertible in accordance with the provisions of this Debenture and forthwith, and in any event within two days, thereafter the Corporation shall:

(a)	deliver or cause to be delivered to the Holder, its nominee(s) or assignee(s), a certificate or certificates representing the number of Common Shares into which this Debenture is converted; and

(b)	if less than the entire Principal Amount of the Debenture is so converted, in exchange for the surrendered Debenture and without charge, deliver to the Holder a like Debenture for the Principal Amount of the Debenture remaining after conversion.

5.4	No Fractional Common Shares. The Corporation shall not be required to issue fractional Common Shares. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the conversion of any principal of this Debenture, the Corporation shall, in lieu of delivering any certificate(s) for such fractional interest, satisfy such fractional interest by paying to the Holder an amount in lawful money of the United States of America equal (computed to the nearest cent) to the appropriate fraction of the value of a Common Share on the business day next preceding the Conversion Date.

5.5	Manner of Conversion.

(a)	This Debenture will be deemed to be surrendered for conversion by the Holder on the date on which it is so surrendered by the Holder in accordance with the provisions of this Article 5 and, in the case of this Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Corporation at its office specified herein, whichever is the first to occur (the “Conversion Date”); provided that if this Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such register is next reopened.

(b)	The Holder of this Debenture surrendered for conversion in accordance with this Debenture shall only be entitled to receive dividends declared in favour of shareholders of record on and after the Conversion Date or such later date as such holder shall become the holder of record of such Common Shares pursuant to this Article, from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

(c)	In the event the Principal Amount, or any portion thereof, is converted into Common Shares pursuant to the terms hereof, then same shall be applied in the reverse order of payment of indebtedness as is set forth in Section 2.4 hereof.

5.6	Adjustments.

(a)	In the event of any reclassification, subdivision or redivision of the issued Common Shares at any time prior to the Maturity Date into a greater number of Common Shares (including the declaration or payment of any stock dividend), the Conversion Price in effect on the effective date of any such event shall be adjusted immediately after such event, so that it shall equal the amount determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction, of which the numerator shall be the total number of Common Shares outstanding immediately prior to such event and of which the denominator shall be the total number of Common Shares outstanding immediately after such event. Upon any adjustment of the Conversion Price pursuant to this subparagraph (a), the number of Common Shares subject to the right of conversion under each Debenture (the “Exchange Rate”) shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Conversion Price in effect immediately prior to such adjustment and the denominator shall be the respective Conversion Price resulting from such adjustment. Any such adjustments shall be made successively whenever any event referred to in this subparagraph (a) shall occur.

(b)	In the event of any consolidation or change in the Common Shares of the Corporation at any time prior to the Maturity Date into a lesser number of Common Shares, the Conversion Price in effect on the effective date of any such event shall be adjusted immediately after such event, so that it shall equal the amount determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction, of which the numerator shall be the total number of Common Shares outstanding immediately prior to such event and of which the denominator shall be the total number of Common Shares outstanding immediately after such event. Upon any adjustment of the Exercise Price pursuant to this subparagraph (b), the Exchange Rate shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Conversion Price in effect immediately prior to such adjustment and the denominator shall be the respective Conversion Price resulting from such adjustment. Any such adjustments shall be made successively whenever any event referred to in this subparagraph (b) shall occur.

(c)	Except in the case of a Change of Control Event, in which case the provisions of Article 4 will apply, in the event that the Corporation shall at any time prior to the Maturity Date, amalgamate, consolidate with or merge into another corporation, the Holder shall thereafter receive, upon the conversion of its right to purchase, but only as to the Common Shares in respect of which the Debenture are then converted, the securities or property which the Holder would have been entitled to if it had converted the Debenture immediately prior to the amalgamation, consolidation or merger, and the Corporation will take steps in connection with such amalgamation, consolidation or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as near as reasonably may be possible in relation to any securities or properties thereafter delivered upon the conversion of the Debenture. A sale of all or substantially all of the assets of the Corporation for a consideration (apart from the assumption of obligations) consisting primarily of securities, shall be deemed a consolidation, amalgamation or merger for the foregoing purposes.

(d)	If and whenever at any time prior to the Maturity Date, the Corporation

(A)	shall fix a record date or if a date of entitlement to receive is otherwise established (any such date, the “record date”) for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share or, as the case may be, or

(B)	issues or sells, or in accordance, is deemed to have issued or sold, any Common Shares or securities exchangeable for or convertible into Common Shares,

having a conversion or exchange price per share less than 100% of the Current Market Price then in effect (any such issuance, a “Rights Offering”), the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction,

(i)	the numerator of which shall be the total number of Common Shares outstanding on such record date plus a number equal to the number arrived at by dividing whichever, as applicable, of the following by the Current Market Price: (i) the aggregate subscription or purchase price of the total number of additional Common Shares offered for subscription or purchase; or (ii) the aggregate conversion or exchange price of the convertible or exchangeable securities so offered; and

(ii)	the denominator of which shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable). In making the adjustment provided for in this subparagraph 5.6(d):

(A)	Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation;

(B)	such adjustment shall be made successively whenever such a record date is fixed; and

(C)	to the extent that any rights or warrants are not so issued or any such rights or warrants are not converted prior to the expiration thereof, the Conversion Price shall then be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the conversion of such rights or warrants, as the case may be.

(e)	If any time prior to the Time of Expiry, the Corporation shall fix a record date for the issuance or distribution to the holders of all or substantially all of the Common Shares:

(i)	shares of the Corporation of any class other than Common Shares;

(ii)	rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii)	evidences of indebtedness of the Corporation; or

(iv)	any property or assets of the Corporation (excluding cash dividends that a Holder is otherwise entitled to receive); and if such issue or distribution does not constitute a corporate change contemplated in sections 5.6(a),5.6(b), 5.6(c) or a Rights Offering (any of such non-excluded events, a “Special Distribution”), the Conversion Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Conversion Price in effect on the record date for the Special Distribution by a fraction:

(A)	the numerator of which shall be the difference between:

(I)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; and

(II)	the fair value, as determined by the directors of the Corporation (provided, however, that if the Holder objects such valuation of the directors, the fair value shall be determined by a firm of independent chartered accountants (that qualifies as a big four accounting firm) as may be selected by the directors), to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution; and

(B)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 5.6(e) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this section 5.6(e), the Conversion Price shall be readjusted immediately after the expiry of any relevant conversion, exchange or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Common Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

5.7	Rules Regarding Calculating Adjustments.

(a)	Adjustments shall be made successively whenever any event referred to in this Article shall occur. Upon any adjustment of the number of Common Shares which may be purchased hereunder, the Corporation shall give written notice to the Holder, giving particulars of such adjustment.

(b)	No adjustment of the Conversion Price shall be made if the amount of such adjustment shall be less than 1% of the Conversion Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Conversion Price.

(c)	Upon any adjustment of the number of Common Shares and upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof to the Holder, which notice shall state the Conversion Price and the number of Common Shares or other securities subject to the unconverted Debenture resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder, there shall be transmitted promptly to the Holder a statement of the firm of independent chartered accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation’s calculation of the change.

(d)	In case at any time:

(i)	the Corporation shall declare any dividend upon its Common Shares;

(ii)	the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights;

(iii)	there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

(iv)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, in any one or more of such cases, the Corporation shall give to the Holder:

(A)	at least 30 days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up; and

(B)	in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 30 days’ prior written notice of the date when the same shall take place.

Such notice in accordance with the foregoing Section 5.7(d)(iv)(A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing Section 5.7(d)(iv)(B) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

5.8	Reservation of Sufficient Common Shares. The Corporation shall at all times when any part of this Debenture remains outstanding reserve and keep available out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of this Debenture, such number of Common Shares as shall from time to time be sufficient to effect the conversion hereof and to satisfy the obligation to issue Common Shares. As a condition precedent to the taking of any action which would require an adjustment to the Conversion Price, the Corporation shall take any corporate action which may be necessary in order that the Corporation shall have unissued and reserved in its authorized capital, and may validly and legally issue, the Common Shares to which the Holder is entitled on the full exercise of its conversion rights in accordance with the provisions hereof.

Article 6
NON-NEGOTIABLE INSTRUMENT

6.1	This Debenture is not to be treated as a negotiable instrument. The Corporation hereby expressly does not waive presentment, demand, protest or notice of any kind in connection with this Debenture.

Article 7
REPRESENTATIONS of the CORPORATION

7.1	The Corporation represents and warrants as of the date hereof that:

(a)	it is a corporation, duly organized, validly existing and in good standing under the laws of New Jersey;

(b)	it has taken all action necessary to authorize the execution and delivery of this Debenture and has duly executed and delivered this Debenture;

(c)	its delivery of this Debenture and its obligations hereunder, do not and will not conflict with any law, its articles of incorporation or bylaws, or any material agreement, judgment, license, order or permit applicable to or binding upon it;

(d)	no permit, consent, approval, authorization or order of, and no notice or filing is required in connection with the execution, delivery or performance of this Debenture;

(e)	this Debenture is a legal, valid and binding obligation of Corporation enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to enforcement of creditor’s rights;

(f)	no certificate, statement or other information delivered herewith or heretofore by Corporation in connection with the negotiation of this Debenture in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Corporation necessary to make the statements contained herein not misleading as of the date made or deemed made;

(g)	there is no fact known to Corporation that has not been disclosed to the Holder in writing which could cause a material adverse change to Corporation’s financial condition, business, assets, operations, properties or prospects;

(h)	upon giving effect to the issuance hereof and the consummation of the transactions contemplated hereby and thereby, Corporation will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws);

(i)	no Event of Default has occurred and is continuing; and

(j)	this Debenture has been issued in accordance with resolutions of the directors of the Corporation, and all other matters and things have been done and performed so as to authorize and make the creation and issue of this Debenture and its execution and delivery legal, valid and binding in accordance with the constating documents of the Corporation and all other applicable statutes and laws in that behalf, and this Debenture is given as security for unconditional and absolute payment of the Principal Amount and Interest thereon, and all other monies entitled to the benefit of the security hereby created, with Interest thereon at the rate aforesaid, payable in the manner and at the times and places set forth herein and also as security for the due performance of all obligations of the Corporation hereunder and for the purposes and subject to the conditions, provisions, covenants and stipulations herein expressed.

Article 8
COVENANTS OF THE CORPORATION

8.1	The Corporation covenants and agrees as follows:

(a)	to pay the Principal Amount together with Interest and other monies hereby and other appurtenant charges thereon, in accordance with the terms hereof;

(b)	to immediately give any notice to the Holder as required pursuant to this Debenture including, without limitation, any notice of any Event of Default or of any event which with notice or lapse of time, or both, would constitute an Event of Default hereunder; and

(c)	at all times when any part of this Debenture remains outstanding reserve and keep available out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of this Debenture, such number of Common Shares as shall from time to time be sufficient to effect the conversion hereof and to satisfy the obligation to issue Common Shares.

Article 9
EVENTS OF DEFAULT AND ACCELERATION

9.1	Notwithstanding anything herein contained, in the event of a Default, the entire Principal Amount and all Interest either due or accruing due hereunder and other monies payable by the Corporation hereunder thereon shall become immediately due and payable with or without prior demand therefor. The occurrence of any one or more of the following events (herein called an “Event of Default”) constitutes an Event of Default in respect of this Debenture:

(a)	failure by the Corporation to make due and punctual payments of the Principal Amount or Interest thereon when and as the same become due and payable pursuant to the terms hereof and such failure or default persists after five (5) business days notice by Holder to the Corporation requiring that the Corporation remedy, correct, desist or comply with same;

(b)	if the Corporation makes default in the observance or performance of any covenants, agreements or conditions herein on the part of the Corporation to be kept, observed and performed and such failure or default persists after ten (10) business days notice by Holder to the Corporation requiring that the Corporation remedy, correct, desist or comply with same;

(c)	if an order is made or an effective resolution is passed for the winding up of the Corporation or if a petition is filed for the winding up of the Corporation;

(d)	if the Corporation becomes insolvent or makes an authorized assignment or bulk sale of its assets or if a petition in bankruptcy is filed or presented against the Corporation;

(e)	if the Corporation ceases or threatens to cease to carry on its business or if the Corporation commits or threatens to commit any act of bankruptcy; or

(f)	if a receiver or receiver manager of any of the Corporation's undertaking or property is appointed.

9.2	The Holder may waive, in writing, any breach by the Corporation of any of the provisions contained in this Debenture or any default by the Corporation in the observance or performance of any covenant, agreement or condition required to be kept, observed or performed by the Corporation under the terms of this Debenture; provided always that no act or omission of the Holder in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent breach of default or the rights of the Holder resulting therefrom.

Article 10
NOTICES

10.1	Notice may be served on the Corporation and any demand for payment for any monies owing hereunder may be made upon the Corporation by sending such notice or demand through the post by prepaid registered letter or by fax, or by personal delivery addressed to the Corporation at

Bio Nitrogen Corporation
8725 N.W. 18th. Terrace, Suite 105
Doral, Florida 33172

Fax: +1 (305) 418-8565
Attention: Carlos A. Contreras, Sr.

and any notice or demand so mailed shall be deemed to have been received at the expiration of five (5) days after it is posted and twenty four (24) hours if forwarded by fax or personal delivery. In computing the foregoing time, Saturdays, Sundays and holidays shall be excluded. Any such notice or demand may be served by delivery of such notice or demand in writing to the registered office of the Corporation.

10.2	Notice may be served on the Holder by sending such notice through the post by prepaid registered letter or by fax, or by personal delivery addressed to the Holder, and any notice so mailed shall be deemed to have been received at the expiration of five (5) days after it is posted and twenty four (24) hours if forwarded by fax or personal delivery. In computing the foregoing time, Saturdays, Sundays and holidays shall be excluded. Any such notice may be served by delivery of such notice in writing to the address of the Holder at the address listed above.

Article 11
RETENTION OF REGISTER

11.1	The Corporation shall at all times, keep in its head office in Doral, Florida, registration books in which there shall be entered the name and address of the Holder of this Debenture and in which transfers of this Debenture shall be registered, and which at all reasonable times, shall be open for inspection by the Holder.

Article 12
COPY OF DEBENTURE

12.1	The Corporation hereby acknowledges receipt of a copy of this Debenture.

Article 13
REGISTRATION RIGHTS

13.1	If the Corporation proposes to register any of its stock or other securities under the Securities Act of 1933 in connection with the public offering of such securities, the Corporation shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within twenty (20) days after mailing of such notice by the Corporation, the Corporation shall, use all commercially reasonable efforts to cause to be registered under the Securities Act of 1933 all of the securities that each such Holder requests to be registered. All expenses other than underwriting discounts and commissions incurred in connection with the registration, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Corporation shall be borne by the Corporation.

this Debenture has been executed this [●] day of June, 2012.

bio nitrogen corporation

By:
Name: Carlos A. Contreras, Sr.
Title: President & CEO

SCHEDULE “A”

CONVERSION NOTICE

TO: BIO NITROGEN CORPORATION

The undersigned hereby irrevocably elects to convert the said Debenture (or $ Principal Amount) and exercises the right to acquire and hereby subscribes for and agrees to acquire _______________ Common Shares of Bio Nitrogen Corporation, in accordance with and subject to the provisions of such Debenture and herewith acknowledges satisfaction of payment of $0.03 per Common Share.

(a)	All terms capitalized herein and not otherwise defined shall have the same meaning as are ascribed to them in the Debenture of the Corporation.

(b)	Such securities (please check one):

(i)	_____ should be sent by first class mail to the following address:

OR

(ii)	______ should be held for pick up at the office of the Corporation.

(c)	If the amount of Principal Amount of the Debenture converted is less than the total Principal Amount, the undersigned requests that the new Debenture certificate representing the balance of the Debenture be registered in the name of _____________________ whose address is:

_________________________________________________________.

Such securities (please check one):

(i)	______ should be sent by first class mail to the following address:

OR

(ii)	______ should be held for pick up at the office of the Corporation.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Debentures.

DATED this ____ day of ____________, 201____.

Signature of Holder

Print Full Name

Print Full Address

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